Exhibit 23.1

        We consent to the incorporation by reference in the Registration Statement No. 333-02828 and 333-40158 of Protection One, Inc. on Form S-8 of our report dated May 22, 2003, appearing in the Annual Report on Form 11-K of the Protection One 401(k) Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 23, 2003